CONSULTING AGREEMENT

        This Consulting Agreement for the exchange of consulting services for fees is by and between Twin Faces East Entertainment Corporation (TFAC), a Nevada Corporation located at 94 Arthur Hills Court, Henderson, NV. 89074, and Crawmerica, (Craw) Inc. of Las Vegas, NV collectively referred to as "The Parties".

        WHEREAS, TFAC is a developer of intellectual and entertainment properties, and

        WHEREAS, Craw has various connections and networking contacts in the sports entertainment and development business,

        NOW, THEREFORE, in consideration of the mutual covenants provided herein, The Parties agree as follows:

        Craw shall provide services to TFAC on an as requested basis and in any capacity as requested by TFAC for business development and maintenance of the business,

        TFAC shall compensate Craw for these services as follows:

  Twenty Five Thousand Dollars ($25,000) in fees payable the earlier of August 1, 2003 or the Company's receipt of funding in the amount of $1 million or greater.

        The term of this Agreement is for the year 2003 at which time all obligations under this agreement shall cease.

        IN WITNESS THEREOF, TFAC has executed this Agreement effective as of the date signed below.

        /S/Michael Smolanoff                                                                                            June 30, 2003

        Michael Smolanoff, President                                                                                    Date

        Twin Faces East Entertainment Corporation

        /S/Paul Crawford                                                                                                   June 30, 2003

        Paul M. Crawford, President                                                                                    Date

        Crawmerica, Inc.